UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2012

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio	44125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 753-1490

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Employment Agreements to Increase Base Salary Rates and Reduce Annual Incentive Bonus Targets

The Compensation Committee (the “Committee”) of the Board of Directors of Chart Industries, Inc. (the “Company”), in connection with its annual evaluation of executive compensation, and after considering the recommendations of independent compensation consultants engaged by the Committee, approved the amendment of the employment agreements of the Company’s named executive officers to adjust annual base salary rates (each, a “Base Salary”) and annual incentive bonus target amounts (each, a “Base Target”), effective as of January 1, 2012.

Under their employment agreements, each of the Company’s named executive officers is eligible to earn an annual incentive with a Base Target, at target performance levels, based upon a percentage of the named executive officer’s Base Salary, subject to the terms of the Company’s 2009 Incentive Compensation Plan (the “2009 Plan”). Any annual incentive bonus payment is determined solely based on performance against performance targets set in accordance with the 2009 Plan. Less or more than the annual cash incentive bonus amounts set forth below could be earned based on the Company’s actual performance.

The Base Salary and Base Target for each of the Company’s named executive officers have been adjusted as follows:

Chairman, Chief Executive Officer and President (“CEO”)

The Company has increased the Base Salary for its CEO from $650,000 to $700,000, and reduced the CEO’s Base Target from one hundred fifty percent (150%) of Base Salary to one hundred thirty percent (130%) of Base Salary. As such, the CEO could earn a cash incentive bonus of $910,000 for 2012 at target levels of performance. Target Total Cash Compensation (Base Salary plus target incentive bonus) that could be earned at target performance levels is $1,610,000 for 2012 compared to $1,625,000 for 2011.

Executive Vice President, Chief Financial Officer and Treasurer (“CFO”)

The Company has increased the Base Salary for its CFO from $300,000 to $365,000, and reduced the CFO’s Base Target from one hundred percent (100%) of Base Salary to ninety percent (90%) of Base Salary. As such, the CFO could earn a cash incentive bonus of $328,500 for 2012 at target levels of performance. Target Total Cash Compensation that could be earned at target performance levels is $693,500 for 2012 compared to $600,000 for 2011.

Vice President, General Counsel and Secretary (“GC”)

The Company has increased the Base Salary for its GC from $255,150 to $295,000, and reduced the GC’s Base Target from seventy five percent (75%) of Base Salary to sixty five percent (65%) of Base Salary. As such, the GC could earn a cash incentive bonus of $191,750 for 2012 at target levels of performance. Target Total Cash Compensation that could be earned at target performance levels is $486,750 for 2012 compared to $446,513 for 2011.

Vice President, Chief Accounting Officer and Controller (“CAO”)

The Company has increased the Base Salary for its CAO from $186,000 to $210,000, and reduced the CAO’s Base Target from sixty five percent (65%) of Base Salary to sixty percent (60%) of Base Salary. As such, the CAO could earn a cash incentive bonus of $126,000 for 2012 at target levels of performance. Target Total Cash Compensation that could be earned at target performance levels is $336,000 for 2012 compared to $306,900 for 2011.

The actual amount of annual incentive compensation that could possibly be earned by the named executive officers may be higher or lower than the amounts described herein depending upon the Company’s actual performance as compared to preestablished goals.

The changes in Target Total Cash Compensation for the Company’s named executive officers correspondingly impact certain other potential payments that could be due under their employment agreements upon termination of the named executive officer’s employment by the Company without cause or by the named executive officer upon resignation for good reason, including after a change in control of the Company, as these potential payments are based on multiples of Target Total Cash Compensation.

The Committee made these changes, in consultation with its independent compensation consultant, as part of a shift towards alignment with median market practices for all elements of named executive officer compensation. The compensation changes are intended to enhance the competitiveness of base salaries relative to market median, within an overall performance-based compensation philosophy. The changes do not impact 2011 annual incentive bonus determinations, and all other material terms of the employment agreements for the Company’s named executive officers remain in effect under the amended employment agreements.

Leveraged Restricted Share Unit Agreements

The Committee also approved a form of Leveraged Restricted Share Unit (“LRSU”) Agreement to be used to grant leveraged restricted share units from time to time to key employees under the Company’s 2009 Omnibus Equity Plan (the “Omnibus Equity Plan”). In connection with the approval of the LRSU Agreement, the Committee approved the following grants of LRSUs to the Company’s named executive officers on January 3, 2012:

Name and Title	Target Number of LRSUs
Samuel F. Thomas, Chairman, Chief Executive Officer and President	8,840
Michael F. Biehl, Executive Vice President, Chief Financial Officer and Treasurer	2,410
Matthew J. Klaben, Vice President, General Counsel and Secretary	1,240
Kenneth J. Webster, Vice President, Chief Accounting Officer and Controller	630

Under the LRSU Agreement, the grantee will receive a target award of LRSUs set forth above, which are performance-based restricted stock units that vest based on the future price of the Company’s common stock relative to the price at the time of grant. Each LRSU represents the right to receive one share of the Company’s common stock subject to satisfaction of the vesting requirements set forth in the LRSU Agreement. In addition, the grantee is also entitled to dividend equivalents, paid out in shares of common stock, upon the vesting of the LRSUs, to the extent the Company should pay dividends on its common stock. The LRSUs generally vest on the third anniversary of the date of grant. The shares of common stock and dividend equivalents, if any, subject to the LRSUs will be paid to the grantee within 30 days of the vesting date.

The number of LRSUs that vest upon such date will be based on the Company’s “absolute share price change” as of the vesting date. The “absolute share price change” will be determined by subtracting the twenty-day-average closing price of one share of the Company’s common stock as of the date of grant from the twenty-day average closing price per share as of the vesting date and then dividing that number by the twenty-day-average closing price per share as of the date of grant. The absolute share price change, therefore, generally represents the percentage increase or decrease of the price of the Company’s common stock between the date of grant and the vesting date. If the absolute share price change is 100% or greater (i.e., the stock price has doubled), then 150% of the target number of LRSUs will vest. If the absolute share price change is 0%, then the target number of LRSUs will vest. If the absolute share price change is negative 50% or less, then 50% of the LRSUs will vest. The vesting of the LRSUs will be interpolated on a straight-line basis between these points.

If the grantee dies, becomes disabled or retires with the Committee’s approval prior to the vesting date, then the grantee will vest in 50% of the target number of LRSUs upon such event. The grantee will receive payment for this portion of his or her LRSUs and their related dividend equivalents, if any, within 30 days of his or her termination of employment, subject to any delay that may be required under Section 409A of the Internal Revenue Code. In addition, a pro-rated amount of the grantee’s remaining LRSUs will vest, subject to the vesting formula using the absolute share price change (as described above), on the original vesting date. Any payment made for this remaining pro-rated portion of the grantee’s LRSUs will be paid within 30 days of the original vesting date.

If the grantee’s employment with the Company terminates for any reason other than his or her death, disability or retirement with the Committee’s approval prior to the vesting date, the grantee will forfeit his or her rights to the LRSUs and their related dividend equivalents, if any, and will not receive any payments with respect to the LRSUs.

If there is a change in control of the Company prior to the vesting date, then the grantee will become vested in the greater of the target number of LRSUs or the number of LRSUs that would vest in accordance with the absolute share price formula described above. The grantee will receive payment for the LRSUs and their related dividend equivalents, if any, within 30 days following the date of the change in control. For purposes of the LRSU Agreement, a “change in control” of the Company must be Change in Control, as defined in the Omnibus Equity Plan and a “change in control event” as defined under Section 409A of the Internal Revenue Code.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

10.1	Amendment No. 3, dated January 1, 2012, to the Employment Agreement dated February 26, 2008 by and between Chart Industries, Inc. and Samuel F. Thomas.

10.2	Amendment No. 2, dated January 1, 2012, to the Employment Agreement dated February 26, 2008 by and between Chart Industries, Inc. and Michael F. Biehl.

10.3	Amendment No. 2, dated January 1, 2012, to the Employment Agreement dated February 26, 2008 by and between Chart Industries, Inc. and Matthew J. Klaben.

10.4	Amendment No. 3, dated January 1, 2012, to the Employment Agreement dated February 26, 2008 by and between Chart Industries, Inc. and Kenneth J. Webster.

10.5	Form of Leveraged Restricted Share Unit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.

Date: January 5, 2012	By:	/s/ Matthew J. Klaben
Matthew J. Klaben
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 3, dated January 1, 2012, to the Employment Agreement dated February 26, 2008 by and between Chart Industries, Inc. and Samuel F. Thomas.
10.2	Amendment No. 2, dated January 1, 2012, to the Employment Agreement dated February 26, 2008 by and between Chart Industries, Inc. and Michael F. Biehl.
10.3	Amendment No. 2, dated January 1, 2012, to the Employment Agreement dated February 26, 2008 by and between Chart Industries, Inc. and Matthew J. Klaben.
10.4	Amendment No. 3, dated January 1, 2012, to the Employment Agreement dated February 26, 2008 by and between Chart Industries, Inc. and Kenneth J. Webster.
10.5	Form of Leveraged Restricted Share Unit Agreement.